UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously disclosed, Mr. Richard W. Dreiling, Chairman and Chief Executive Officer of Dollar General Corporation (the “Company”), advised the Company on June 24, 2014 of his intention to retire as Chief Executive Officer effective May 30, 2015 or upon the appointment of a successor. As further previously disclosed, in connection with the Company’s proposal to acquire all of the outstanding shares of common stock of Family Dollar Stores, Inc. (“Family Dollar”) (the “Proposed Transaction”), Mr. Dreiling informed the Board of Directors that he was committed to remaining as Chief Executive Officer of the Company through May 2016 if the Proposed Transaction were to occur in order to oversee the successful integration of Family Dollar and the Company, and, at the request of the Board of Directors and upon being duly elected, to continuing to serve on the Board of Directors and as Chairman beyond that date.

On January 21, 2015, Mr. Dreiling informed the Board of Directors of the Company that, in the event the FDO shareholders approve the merger between Family Dollar and Dollar Tree, Inc., he would agree to remain as Chairman and Chief Executive Officer of the Company through January 29, 2016 or, if earlier, upon the appointment of a successor. A copy of the Company’s news release regarding this matter is attached hereto as Exhibit 99.

ITEM 7.01	REGULATION FD DISCLOSURE.

On January 22, 2015, Dollar General Corporation (“Dollar General”) issued the press release furnished herewith as Exhibit 99 and incorporated herein by reference.

The information in Exhibit 99 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial statements of businesses acquired.  N/A

(b)      Pro forma financial information.  N/A

(c)      Shell company transactions.  N/A

(d)      Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 22, 2015	DOLLAR GENERAL CORPORATION

		By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release of Dollar General Corporation dated January 22, 2015